Dated 15 July 2006

XACT AID, INC.

and

HAPPY EMERALD LIMITED

CONSULTANCY SERVICES AGREEMENT

THIS AGREEMENT is made on the 15 day of July 2006 BETWEEN:

(1)	XACT AID, INC. a company incorporated in Nevada with its place of business at 143 Triunfo Canyon Road, Westlake Village, California 91361, USA (the “Company”); and

(2)	HAPPY EMERALD LIMITED whose registered office is at Road Town, Tortola British Virgin Islands (the “Consultant”).

WHEREAS the Company wishes the Consultant to provide certain services to the Group (as hereinafter defined) in connection with its business operations and the Consultant is willing to provide such services in accordance with the terms and conditions set out herein.

IT IS HEREBY AGREED as follows:

1.	INTERPRETATION

1.1  In this Agreement, unless the context requires otherwise:

“associated company” means, in relation to the Company, any subsidiary or holding company of the Company, any subsidiary of any such holding company, and any company in which the Company or any such holding company holds or controls directly or indirectly not less than 20% of the issued share capital;

“Group” means the Company and its associated companies from time to time and “member of the Group” shall be construed accordingly;

“Services” means the services set out in Schedule 1; and

“subsidiary” and “holding company” have the meanings attributed to them in Section 2 of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

1.2  References herein to Clauses and Schedules are to Clauses and Schedules in this Agreement unless the context requires otherwise.

1.3  The headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.4  Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.	APPOINTMENT

2.1  The Company hereby confirms the engagement of the Consultant and the Consultant hereby confirms its agreement to make available to the Group the Services upon and subject to the terms set out in this Agreement.

2.2  The engagement of the Consultant to provide the Services shall commence on 1 September 2006 until the termination hereof in accordance with the provisions of Clause 9.

3.	CONSULTANT’S UNDERTAKINGS

The Consultant warrants and undertakes to the Company that:

(a)  the Consultant will have the necessary skill and expertise to provide the Services in the terms set out herein;

(b)  the Consultant will provide independent and unbiased advice to the Group in relation to the Services;

(c)  the Services will be provided in a timely and professional manner and in accordance with the time schedules reasonably stipulated by the Company, will conform to the standards generally observed in the industry for similar services and will be provided with reasonable skill and care;

(d)  the Consultant will not, without the prior written consent of the Company, accept any commission or gift or other financial benefit or inducement from any third party in connection with the provision of the Services by the Consultant hereunder and will ensure that its employees, agents and subcontractors will not accept the same and will forthwith give the Company details of any such commission, gift, benefit or inducement which may be offered; and

(e)  no announcement or publicity concerning this Agreement or the Services or any matter ancillary thereto shall be made by the Consultant without the prior written consent of the Company.

4.	COMPANY’S OBLIGATIONS

The Company shall:

(a)  make available to the Consultant such office and secretarial services as may be necessary for its work under this Agreement;

(b)  ensure that the Group’s employees co-operate fully with the Consultant in relation to the provision of the Services; and

(c)  promptly furnish the Consultant with such information and documents as it may reasonably request for the proper performance of its obligations hereunder.

5.	PERSONNEL

5.1  The parties shall each appoint a representative who shall have full authority to take all necessary decisions regarding the Services.

5.2  The parties shall procure their representatives to meet at least once a month during the continuance of this Agreement to discuss and minute the progress of the Services.

6.	FEES AND EXPENSES

6.1  In consideration of the provision of the Services, the Company shall issue to the Consultant 561,245 Convertible Preferred Common Stock in the Company credited as fully paid, such Convertible Preference Common Stock to contain such rights, privileges and preferences as set forth in Schedule 2 attached hereto, to be issued in advance for the Services to be performed.

7.	CONFIDENTIAL INFORMATION

7.1  The Consultant shall not use or divulge or communicate to any person (other than those whose province it is to know the same or with the authority of the Company):

(a)  any confidential information concerning the products, customers, business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Group which may come to the Consultant’s knowledge in the course of providing the Services;

(b)  any information concerning the Services

and the Consultant shall use its best endeavours to prevent the unauthorised publication or disclosure of any such information or documents.

7.2  The Consultant shall ensure that its employees, agents and sub-contractors are aware of and comply with the confidentiality and non-disclosure provisions contained in this Clause and the Consultant shall indemnify the Group against any loss or damage which the Group may sustain or incur as a result of any breach of confidence by any of such persons.

7.3  If the Consultant becomes aware of any breach of confidence by any of its employees, agents or sub-contractors it shall promptly notify the Company and give the Group all reasonable assistance in connection with any proceedings which the Group may institute against any such persons.

7.4  The provisions of this Clause shall survive the expiration or termination of this Agreement but the restrictions contained in Clause 7.1 shall cease to apply to any information which may come into the public domain otherwise than through unauthorised disclosure by the Consultant, its employees, agents or sub-contractors.

8.	ASSIGNMENT

The Consultant shall not be entitled to assign or sub-contract any of its rights or obligations under this Agreement.

9.	TERMINATION

9.1  Either party shall be entitled to terminate this Agreement at any time by giving 180 days’ prior notice in writing to the other.

9.2  Either party (the “non-defaulting party”) shall be entitled to terminate this Agreement forthwith by giving notice in writing to the other (the “defaulting party”) if the defaulting party shall:

(a)  commit any serious or persistent breach of any of its obligations hereunder and (in the case of a breach capable of being remedied) shall have failed, within 14 days after the receipt of a written request from the non-defaulting party so to do, to remedy the breach (such request to contain a warning of the non-defaulting party’s intention to terminate);

(b)  pass a resolution for winding up (otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction) or a court of competent jurisdiction shall make an order to that effect;

(c)  make any voluntary arrangement with its creditors or become subject to an administration order;

(d)  have a receiver or administrative receiver appointed of it or over any part of its undertaking or assets; or

(e)  cease, or threaten to cease, to carry on business.

9.3  On the termination of this Agreement:

(a)  all rights and obligations of the parties under this Agreement shall automatically terminate except for such rights of action as shall have accrued prior thereto and any obligations which expressly or by implication are intended to come into or continue in force on or after such termination;

(b)  the Consultant shall give the Company, at its request, all reasonable cooperation in transferring all sub-contracts made by the Consultant hereunder to the extent that the sub-contractors so approve.

10.	INDEMNITY

The Consultant shall indemnify the Group and keep the Group fully and effectively indemnified against any and all losses, claims, damages, costs, charges, expenses, liabilities, demands, proceedings and actions which the Group may sustain or incur or which may be brought or established against it by any person and which in any case arises out of or in relation to or by reason of:

(a)  the negligence, recklessness or wilful misconduct of the Consultant, its employees, agents or subcontractors ill the provision of the Services;

(b)  the breach of any of the warranties and undertakings contained in Clause 3 hereof; or

(c)  any unauthorised act or omission of the Consultant, its employees, agents or sub-contractors.

11.	FORCE MAJEURE

Neither party shall be liable for any delay in performing any of its obligations under this Agreement if such delay is caused by circumstances beyond the reasonable control of the party so delaying and such party shall be entitled (subject to giving the other party full particulars of the circumstances in question and to using its best endeavours to resume full performance without avoidable delay) to a reasonable extension of time for the performance of such obligations.

12.	RELATIONSHIP OF THE PARTIES

The Consultant is an independent contractor and nothing in this Agreement shall render it an agent or partner or employee of the Group and the Consultant shall not hold itself out as such. The Consultant shall not have any right or power to bind any member of the Group to any obligation.

13.	GENERAL PROVISIONS

13.1  Any notice, demand or other communication between the parties:

(a)  may be sent by personal delivery, post, facsimile or other written form of electronic communication to the last known address;

(b)  if sent by post to an address in Hong Kong, shall be treated as served on the second day following dispatch;

(c)  if sent by facsimile or other form of electronic communication, shall be treated as served at the time of sending.

13.2  Any accommodation or indulgence or failure to enforce a right shall not be construed as a waiver of the right of any party exercisable under this Agreement unless a waiver shall be specifically stated in writing signed by such party.

13.3  This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof. No amendments or changes shall be made to this Agreement unless agreed to in writing by both parties. Each provision of this Agreement shall be construed separately and notwithstanding that the whole or any part of any such provision may prove to be illegal or unenforceable the other provisions of this Agreement and the remainder of the provision in question shall continue in full force and effect.

13.4  Each party shall bear its own costs and expenses in connection with the preparation, negotiation and execution of this Agreement.

13.5  The formation, validity, performance and interpretation of this Agreement and of each Clause and part hereof shall be governed by the laws of Hong Kong and the parties agree to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS WHEREOF the parties hereto have signed this Agreement the day and year first above written.

SIGNED by:

for and on behalf of XACT AID, INC.
in the presence of:

SIGNED by:

for and on behalf of HAPPY EMERALD LIMITED
in the presence of:

SCHEDULE 1

The Services

All kind of advisory services in relation to the business operation of the Company including but not limited to marketing, business development and branding.

S-1-1

SCHEDULE 2

TERMS OF CONVERTIBLE PREFERRED COMMON STOCK

LIQUIDATION PREFERENCE: $4.00 per share.

DIVIDENDS: No mandatory dividends.

CONVERSION: Upon full conversion, the Convertible Preferred Common Stock will be convertible into 51,749,314 shares of the Company’s Common Stock (subject to customary adjustments for stock splits, reorganizations, recapitulations, etc.).

VOTING: Same as common stock voting rights.

S-2-1